Exhibit 10.20

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is entered into as of January 6, 2006 by and between Exponent, Inc, a Delaware corporation (“Exponent”), and Exponent Engineering, P.C., a California professional corporation (“Exponent Engineering”).

BACKGROUND

A. Exponent Engineering is a California professional corporation engaged in professional engineering, is qualified to do business in the State of New York, and has available to it the services of professional engineers licensed to provide professional engineering services in the State of New York.

B. Exponent desires to obtain from Exponent Engineering, on the terms and conditions set forth herein, certain professional engineering services, and Exponent Engineering is willing to provide to Exponent, on the terms and conditions set forth herein, such services.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, Exponent Engineering and Exponent hereby agree as follows:

1.	ARTICLE I. SERVICES

1.1. Professional Engineering Services. Exponent Engineering shall undertake to provide professional engineering services from time to time to clients of Exponent, or clients introduced to Exponent Engineering by Exponent, when and as reasonably requested by Exponent (collectively, the “Services”). All such Services shall be performed in accordance with applicable professional standards and any related laws, rules or regulations, and any applicable policies and procedures of Exponent.

1.2. Provision of Exponent Employees and Resources. Exponent shall make available to Exponent Engineering such employees (the “Employees”) and any and all other resources, including without limitation financial and administrative resources, of Exponent as may be necessary to perform the engagements described in Section 1.1 and to provide any professional engineering services so secured, in addition to any other services incident to the operation of the business of Exponent Engineering conducted in accordance with this Agreement (collectively, the “Support”). The Employees providing the Support may be designated Exponent Engineering titles consistent with the Support provided by such Employees.

1.3. Consideration. In consideration for the provision of the Support as set forth in Section 1.2 above, any and all amounts or other consideration received by Exponent Engineering in connection with the Services or the operation of its business shall belong to Exponent, and shall be delivered by Exponent Engineering to Exponent promptly upon receipt.

1.4. Operation of Business of Exponent Engineering. All activity undertaken by Exponent Engineering in connection with the operation of its business shall be consistent with this Agreement.

2.	ARTICLE II. INTELLECTUAL PROPERTY RIGHTS

2.1. Assignment of Ownership Of Work Product.

(a) Work Product. “Work Product” means all deliverables, inventions, innovations, improvements, or other works of authorship Exponent Engineering, whether through the Employees or otherwise, may conceive or develop in the course of the operation of its business, whether or not they are eligible for patent, copyright, trademark, trade secret, or other legal protection.

(b) Assignment. Exponent Engineering acknowledges that all Work Product is the sole and exclusive property of Exponent. Exponent Engineering hereby assigns, transfers and conveys to Exponent all right, title and interest in and to the Work Product, including without limitation, all related worldwide patents, patent applications, copyrights, trademarks, trade secrets, rights of reproduction, and any and all other rights of whatever kind or nature. Any assignment, transfer or conveyance pursuant to the immediately prior sentence with respect to any project undertaken by Exponent Engineering hereunder shall be effective upon the completion or termination of such project. Exponent Engineering agrees to execute such further documents and to perform such further acts, at Exponent’s expense, as may be necessary to perfect the foregoing assignment and to protect Exponent’s rights in the Work Product. In the event Exponent Engineering fails or refuses to execute such documents, Exponent Engineering hereby appoints Exponent as Exponent Engineering’s attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on Exponent Engineering’s behalf and to execute such documents.

3.	ARTICLE III. INDEMNIFICATION

Exponent shall indemnify Exponent Engineering and hold Exponent Engineering and its officers, directors and shareholders harmless from any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses, including attorneys’ fees arising from or relating to the provision of the Services or the operation of the business of Exponent Engineering in accordance with this Agreement. All rights to indemnification and advancement of expenses of any such officer, director or shareholder of Exponent Engineering pursuant to the certificate of incorporation or bylaws of Exponent, or any indemnification agreement between any such officer, director or shareholder and Exponent, shall be applicable to the Services and the operation of the business of Exponent Engineering. The officers, directors and stockholders of Exponent Engineering shall be third party beneficiaries of this Article III.

4.	ARTICLE IV. TERM AND TERMINATION

4.1. Term. This Agreement shall remain in full force and effect until such time as it may be terminated by Exponent pursuant to Section 4.2 below.

4.2. Termination. This Agreement may be terminated immediately by Exponent upon written notice to Exponent Engineering.

4.3. Survival. The provisions of Articles II, III and IV of this Agreement shall survive any termination of this Agreement.

5.	ARTICLE V. MISCELLANEOUS

5.1. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. Exponent may assign, in whole or in part and to one or more third parties, any of its rights or obligations under this Agreement. Exponent Engineering shall not assign any of its rights or obligations under this Agreement without the prior written consent of Exponent.

5.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, by recognized expedited delivery service, or by facsimile (with confirmation copies of any facsimile notice to be provided by at least one other method of delivery permitted hereunder), or five (5) days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

To Exponent or Exponent Engineering at:

Exponent, Inc.

149 Commonwealth Drive

Menlo Park, CA 94025

Attn: Chief Financial Officer

or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

5.3. Entire Agreement and Modification. This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be amended by written instrument signed by the parties. Article III shall not be amended or modified without the prior written consent of each officer, director and shareholder of Exponent Engineering.

5.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents. The parties hereby waive trial by jury in connection with any action or suit under this Agreement or otherwise arising from the relationship between the parties hereto.

5.5. Severability. If any provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.6. Headings. The headings appearing at the beginning of several sections contained herein have been inserted for the convenience of the parties and shall not be used to determine the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above set forth.

Exponent, Inc.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Exponent Engineering, P.C.

By:	/s/ John Osteraas
Name:	John Osteraas
Title:	Vice President & Secretary

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